Exhibit 99(1)
HESS CORPORATION

News Release

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2014

Second Quarter Highlights:

●	Net income was $931 million compared to $1,431 million in the second quarter of 2013

●	Adjusted net income was $432 million or $1.38 per share

●
Oil and gas production was 319,000 barrels of oil equivalent per day (boepd) in the second quarter of 2014, compared with 341,000 boepd in the year-ago quarter.  Pro forma production was 310,000 boepd in the second quarter of 2014, up 17 percent from 265,000 boepd in 2013

●	Cash flow from operations before working capital changes was $1.3 billion

●
Oil and gas production in the Bakken increased 25 percent from the year-ago quarter to 80,000 boepd, while well costs were reduced by 12 percent to an average of $7.4 million per operated well in the second quarter of 2014

●
The Corporation completed asset sales totaling $1.6 billion comprising approximately $805 million for its Thailand assets, $485 million for 30,000 net acres in the Utica dry gas shale play and $320 million for the Newark, New Jersey power plant

●	The Corporation announced the sale of its retail business for $2.9 billion and increased its authorized share repurchase program to $6.5 billion from $4 billion

●
The Corporation returned an additional $845 million to shareholders during the quarter through share repurchases and dividends. This included repurchasing 8.3 million common shares for approximately $768 million, bringing total shares repurchased under the program to 40.2 million for a total cost of approximately $3.3 billion

NEW YORK, July 30, 2014 -- Hess Corporation (NYSE: HES) today reported net income of $931 million for the quarter ended June 30, 2014.  Adjusted net income, which excludes items affecting comparability, was $432 million or $1.38 per common share, compared with $520 million or $1.51 per share in the prior year quarter.  The decrease in adjusted net income was primarily due to the impact on operating earnings of divesting E&P assets and downstream businesses.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$1,057	$1,533	$1,565	$2,819
Corporate and Interest	(91)	(128)	(180)	(237)
Downstream Businesses	(35)	26	(68)	125
Net income attributable to Hess Corporation	$931	$1,431	$1,317	$2,707

Net income per share (diluted)	$2.96	$4.16	$4.13	$7.88

Adjusted Net Income (Loss)
Exploration and Production	$483	$600	$997	$1,298
Corporate and Interest	(82)	(127)	(163)	(225)
Downstream Businesses	31	47	44	116
Adjusted net income attributable to Hess Corporation	$432	$520	$878	$1,189

Adjusted net income per share (diluted)	$1.38	$1.51	$2.75	$3.46

Weighted average number of shares (diluted)	314.1	344.0	318.7	343.4

Note: See page 6 for a table of items affecting comparability of earnings between periods.

John Hess, chief executive officer of Hess, said:  “This was another quarter of strong performance and execution of our strategic plan. We continued to grow production and reduce well costs in the Bakken, progressed development of Tubular Bells in the Gulf of Mexico and North Malay Basin in the Gulf of Thailand, and completed asset sales totaling $1.6 billion. We are excited by the potential of our portfolio and confident that we have the strategy, operational capabilities and financial flexibility to deliver 5 to 8 percent annual production growth and generate free cash flow and strong, sustainable returns for our shareholders.”

Exploration and Production:
Exploration and Production earnings were $1,057 million in the second quarter of 2014, compared with $1,533 million in the second quarter of 2013.  Adjusted net income was $483 million in the second quarter of 2014 and $600 million in the second quarter of 2013.

Oil and gas production of 319,000 boepd was down from 341,000 boepd in the second quarter a year ago.  Asset sales lowered production by 43,000 boepd, while extended shutdowns caused by civil unrest in Libya reduced production by approximately 24,000 boepd versus the year-ago quarter.  Production from the Valhall Field offshore Norway was up 18,000 boepd from the prior year quarter, following completion of the Valhall Redevelopment Project in 2013.  Higher production in the Bakken contributed an additional 16,000 boepd versus the year-ago quarter, while the North Malay Basin Early Production System, which commenced production in October 2013, contributed 7,000 boepd.  The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $101.70 per barrel, up from $97.89 per barrel in the same quarter a year ago.  The average worldwide natural gas selling price was $6.35 per mcf in the second quarter of 2014, down from $6.44 per mcf in the second quarter a year ago.

Excluding production from assets sold and Libya, pro forma production was 310,000 boepd in the second quarter of 2014, an increase of 17 percent from 265,000 boepd in the second quarter of 2013.  The Corporation expects pro forma production to average between 305,000 boepd and 315,000 boepd in 2014 driven by continued growth in the Bakken, higher production from the Valhall Field and the planned start-up of the Tubular Bells Field in the Gulf of Mexico in the third quarter of 2014.

Operational Highlights for the Second Quarter of 2014:
Bakken (Onshore U.S.):  Production from the Bakken increased 25 percent from the prior year quarter to 80,000 boepd due to continued development activities and the completion of the Tioga gas plant expansion project.  Hess brought 53 gross operated wells on production in the quarter, bringing the year-to-date total to 83 wells.  Drilling and completion costs per operated well averaged $7.4 million in the second quarter of 2014, a reduction of 12 percent from the second quarter of 2013.

Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, ten wells were drilled in the second quarter of 2014.  In addition, during the quarter the Corporation completed the sale of 30,000 acres, including related wells and facilities in the dry gas area of the play, for cash proceeds of $485 million.  This brings total year-to-date proceeds from asset sales in the Utica shale play to approximately $1.1 billion.

Valhall (Offshore Norway):  Net production averaged 31,000 boepd during the second quarter, compared with 13,000 boepd in the year-ago quarter.  These results reflect completion of the Valhall Redevelopment Project in 2013, ongoing drilling and higher uptimes.  Offshore work began in June on the Crestal Gas Lift Project (Phase 1) with hook-up and commissioning expected in the second quarter of 2015.

North Malay Basin (Offshore Malaysia):  Production averaged 7,000 boepd in the second quarter of 2014 from the Early Production System.  Progress continued on the full field development project in the second quarter with the Corporation signing the gas sales agreement with the Malaysian government and awarding a contract for the construction and installation of a central processing platform, a bridge-linked wellhead platform and three remote wellhead platforms.

Ghana (Offshore): The Corporation commenced drilling of a three well appraisal program in the second quarter of 2014.  The first well in the program, Pecan #2A, was completed in June and the second well in the program, Pecan #3A, was also drilled and is currently undergoing production testing as planned.  The third well in the program is expected to be drilled in the third quarter.

Tubular Bells (Offshore U.S.):  The offshore hook-up and final commissioning activities continued in the second quarter and first oil from the field is expected in September 2014.  The drilling of a fourth production well also commenced in the second quarter.

Stampede (Offshore U.S.):  During the second quarter, the Corporation received U.S. government approval to unitize Blocks 468, 512, and the eastern half of 511.  The Stampede development project continues to progress, and project sanction is expected later this year.

Capital and Exploratory Expenditures:
Capital and exploratory expenditures in the second quarter of 2014 were $1,256 million, down from $1,586 million in the prior year quarter.

Asset Sales:
During the second quarter, the Corporation completed the sale of its assets in Thailand for approximately $805 million after working capital and other adjustments, based on an effective date of July 1, 2013.  In addition, the Corporation completed the sale of approximately 30,000 additional net acres of Utica dry gas acreage, including related wells and facilities, for total proceeds of $485 million and the sale of its 50 percent interest in a joint venture that is constructing an electric generating facility in Newark, New Jersey for cash proceeds of $320 million.  Finally, in May, the Corporation announced that it had agreed to sell its retail business for a total of $2.874 billion, comprising $2.6 billion in cash plus $274 million for retail gasoline station leases.  The Corporation’s divestiture process continues for its energy trading business.

Liquidity:
Net cash provided by operating activities was $946 million in the second quarter of 2014, down from $1,247 million in the same quarter of 2013, primarily reflecting the impact of the asset divestiture program.  At June 30, 2014, cash and cash equivalents totaled $2,240 million, compared with $1,814 million at December 31, 2013.  Total debt was $6,077 million at June 30, 2014 compared with $5,798 million at December 31, 2013.  In June, the Corporation issued $600 million of fixed-rate notes comprising $300 million of 3-year bonds with a coupon of 1.3 percent and $300 million of 10-year bonds with a coupon of 3.5 percent.  Proceeds from the debt offerings were primarily used to refinance $250 million of matured debt obligations and retire various lease obligations relating to retail gasoline stations.  The Corporation’s debt to capitalization ratio at June 30, 2014 was 20.0 percent, up from 19.0 percent at the end of 2013.

Returning Capital to Shareholders:
In conjunction with the announcement of the Corporation’s sale of its retail business, the existing share repurchase program was increased to $6.5 billion from $4 billion.  In the second quarter of 2014, the Corporation repurchased approximately 8.3 million shares of common stock at a cost of approximately $768 million for an average cost per share of $91.85.  Since initiation of the buyback program in August 2013, total shares repurchased through June 30, 2014 were approximately 40.2 million shares at a total cost of approximately $3.3 billion for an average cost per share of $82.09.  The total shares repurchased through June 30, 2014 represent approximately 12 percent of fully diluted shares at the commencement of the repurchase program.

Dividends paid to shareholders amounted to $156 million in the first half of 2014 and $69 million in the first half of 2013.

Downstream Businesses:
The downstream businesses reported losses of $35 million in the second quarter of 2014, compared with income of $26 million in the same period in 2013.  Adjusted net income was $31 million in the second quarter of 2014, down from $47 million in the second quarter of 2013 primarily due to the divestiture of the energy marketing and terminal businesses in the fourth quarter of 2013.

The divested downstream businesses have been reported as discontinued operations in the consolidated financial statements.  Effective as of the second quarter of 2014, retail marketing has been reported as discontinued operations for all periods presented in the consolidated financial statements due to the agreed sale of the business in May. The energy trading joint venture will be classified as discontinued operations when the business is divested.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions)
Exploration and Production	$574	$933	$568	$1,521
Corporate and Interest	(9)	(1)	(17)	(12)
Downstream Businesses	(66)	(21)	(112)	9
Total items affecting comparability of earnings
between periods	$499	$911	$439	$1,518

Exploration and Production:  Second quarter 2014 Exploration and Production results included an after-tax gain of $706 million ($706 million pre-tax) from the sale of the Corporation’s assets in Thailand.  This nontaxable sale caused the Corporation’s effective income tax rate in the quarter to be substantially lower than normal.  In addition, the Corporation recognized an after-tax gain of $35 million ($62 million pre-tax) from the sale of acreage and related wells in the Utica.  These gains were partially offset by an after-tax charge of $105 million ($169 million pre-tax) to write-off a previously capitalized exploration well in the western half of Block 469 in the Gulf of Mexico, since the block will not be part of the unitized Stampede Development Project.  In addition, the Corporation recorded net after-tax charges totaling $62 million ($132 million pre-tax) primarily to write-off leasehold acreage in the Paris Basin of France, the Shakrok Block in Kurdistan, and its interest in a natural gas exploration project, offshore Sabah, Malaysia.

Corporate and Interest:  Second quarter 2014 results included after-tax charges of $9 million ($15 million pre-tax) for severance, exit related costs and other charges.

Downstream Businesses:  Second quarter 2014 results included an after-tax charge of $72 million ($115 million pre-tax) related to the early buyout of leased retail gasoline stations acquired in the quarter in connection with the Corporation’s divestiture of its retail business.  Severance, exit related costs and other charges totaled $18 million after-tax ($29 million pre-tax).  These charges were partially offset by an after-tax gain of $24 million ($39 million pre-tax) resulting from the liquidation of last-in, first-out (LIFO) inventories.

Reconciliation of U.S. GAAP to Non-GAAP measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions)
Net income attributable to Hess Corporation	$931	$1,431	$1,317	$2,707
Less: Total items affecting comparability of earnings
between periods	499	911	439	1,518
Adjusted net income attributable to Hess Corporation	$432	$520	$878	$1,189

The following table reconciles reported net cash provided by operating activities to cash flows from operations before changes in working capital:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions)
Net cash provided by operating activities	$946	$1,247	$2,104	$2,066
Add back: Increases in working capital	368	70	616	927
Cash flows from operations, excluding
working capital changes	$1,314	$1,317	$2,720	$2,993

Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements
Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measures
The Corporation has used two non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Cash flows from operations, excluding working capital changes” is defined as net cash provided by operating activities before adjustments for changes in working capital. We believe that investors’ understanding of our performance is enhanced by disclosing these measures. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow. Reconciliations of both reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income and net cash provided by operating activities (U.S. GAAP) to cash flows from operations excluding working capital changes, are provided in the release.

For Hess Corporation

Investor Contact:
Jay Wilson
(212) 536-8940

Media Contact:
Michael Henson/Patrick Scanlan
Sard Verbinnen & Co
(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2014	2013	2014
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$2,846	$3,069	$2,772
Gains on asset sales, net	779	1,111	10
Other, net	(25)	(18)	(90)

Total revenues and non-operating income	3,600	4,162	2,692

Costs and Expenses
Cost of products sold (excluding items shown separately below)	444	421	393
Operating costs and expenses	522	510	466
Production and severance taxes	78	97	62
Marketing expenses	25	28	40
Exploration expenses, including dry holes and lease impairment	460	200	119
General and administrative expenses	143	168	142
Interest expense	85	117	81
Depreciation, depletion and amortization	787	614	725

Total costs and expenses	2,544	2,155	2,028

Income from continuing operations before income taxes	1,056	2,007	664
Provision (benefit) for income taxes	89	407	249

Income from continuing operations	967	1,600	415
Income (loss) from discontinued operations	(37)	16	6

Net income	930	1,616	421
Less: Net income (loss) attributable to noncontrolling interests	(1)	185	35
Net income attributable to Hess Corporation	$931	$1,431	$386

See "Downstream Businesses" on page 6 for basis of presentation.

Cash Flow Information
Net cash provided by operating activities (*)	$946	$1,247	$1,158
Net cash provided by (used in) investing activities	232	936	(262)
Net cash provided by (used in) financing activities	(226)	(1,902)	(1,422)
Net increase (decrease) in cash and cash equivalents	$952	$281	$(526)

(*) Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	First Half
	2014	2013
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$5,618	$6,537
Gains on asset sales, net	789	1,799
Other, net	(115)	(55)

Total revenues and non-operating income	6,292	8,281

Costs and Expenses
Cost of products sold (excluding items shown separately below)	837	1,017
Operating costs and expenses	988	1,095
Production and severance taxes	140	227
Marketing expenses	65	60
Exploration expenses, including dry holes and lease impairment	579	419
General and administrative expenses	285	317
Interest expense	166	223
Depreciation, depletion and amortization	1,512	1,293

Total costs and expenses	4,572	4,651

Income from continuing operations before income taxes	1,720	3,630
Provision (benefit) for income taxes	338	868

Income from continuing operations	1,382	2,762
Income (loss) from discontinued operations	(31)	127

Net income	1,351	2,889
Less: Net income attributable to noncontrolling interests	34	182
Net income attributable to Hess Corporation	$1,317	$2,707

See "Downstream Businesses" on page 6 for basis of presentation.

Cash Flow Information
Net cash provided by operating activities (*)	$2,104	$2,066
Net cash provided by (used in) investing activities	(30)	675
Net cash provided by (used in) financing activities	(1,648)	(2,658)
Net increase (decrease) in cash and cash equivalents	$426	$83

(*) Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30,	December 31,
	2014	2013
Balance Sheet Information

Cash and cash equivalents	$2,240	$1,814
Assets held for sale	2,116	1,097
Other current assets	4,411	5,688
Investments	213	687
Property, plant and equipment – net	27,236	28,771
Other long-term assets	4,855	4,697
Total assets	$41,071	$42,754

Short-term debt and current maturities of long-term debt	$124	$378
Liabilities associated with assets held for sale	343	286
Other current liabilities	4,790	5,894
Long-term debt	5,953	5,420
Other long-term liabilities	5,507	5,992
Total equity excluding other comprehensive income (loss)	24,738	25,122
Accumulated other comprehensive income (loss)	(384)	(338)
Total liabilities and equity	$41,071	$42,754

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2014	2013	2014
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$429	$546	$451
Other Onshore	190	210	171
Total Onshore	619	756	622
Offshore	157	217	162
Total United States	776	973	784

Europe	162	172	145
Africa	119	163	100
Asia and other	199	278	195

Total Capital and Exploratory Expenditures	$1,256	$1,586	$1,224

Total exploration expenses charged to income included above	$54	$113	$78

	First Half
	2014	2013
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$880	$1,081
Other Onshore	361	392
Total Onshore	1,241	1,473
Offshore	319	445
Total United States	1,560	1,918

Europe	307	391
Africa	219	392
Asia and other	394	504

Total Capital and Exploratory Expenditures	$2,480	$3,205

Total exploration expenses charged to income included above	$132	$223

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2014
	United States		International		Total

Sales and other operating revenues	$1,653		$1,176		$2,829
Gains on asset sales, net	62		704		766
Other, net	(12)		(16)		(28)

Total revenues and non-operating income	1,703		1,864		3,567

Costs and Expenses
Cost of products sold (excluding items shown separately below)	412		32		444
Operating costs and expenses	214		308		522
Production and severance taxes	67		11		78
Exploration expenses, including dry holes and lease impairment	208		252		460
General and administrative expenses	70		9		79
Depreciation, depletion and amortization	433		349		782

Total costs and expenses	1,404		961		2,365

Results of operations before income taxes	299		903		1,202
Provision (benefit) for income taxes	118		27		145

Net income	181		876		1,057
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$181	(a)	$876	(b)	$1,057

	Second Quarter 2013
	United States		International		Total

Sales and other operating revenues	$1,517		$1,494		$3,011
Gains on asset sales, net	(17)		1,128		1,111
Other, net	(4)		(14)		(18)

Total revenues and non-operating income	1,496		2,608		4,104

Costs and Expenses
Cost of products sold (excluding items shown separately below)	371		50		421
Operating costs and expenses	200		310		510
Production and severance taxes	55		42		97
Exploration expenses, including dry holes and lease impairment	63		137		200
General and administrative expenses	47		40		87
Depreciation, depletion and amortization	335		274		609

Total costs and expenses	1,071		853		1,924

Results of operations before income taxes	425		1,755		2,180
Provision (benefit) for income taxes	171		307		478

Net income	254		1,448		1,702
Less: Net income attributable to noncontrolling interests	-		169		169

Net income attributable to Hess Corporation	$254	(a)	$1,279	(b)	$1,533

(a)	The results of crude oil hedging activities were after-tax realized losses of $2 million in the second quarter of 2014, and gains of $13 million in the second quarter of 2013.

(b)	The results of crude oil hedging activities were after-tax realized losses of $2 million in the second quarter of 2014, and gains of $20 million in the second quarter of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2014
	United States	International		Total

Sales and other operating revenues	$1,545	$1,128		$2,673
Gains on asset sales, net	-	10		10
Other, net	(2)	(4)		(6)

Total revenues and non-operating income	1,543	1,134		2,677

Costs and Expenses
Cost of products sold (excluding items shown separately below)	414	(21)		393
Operating costs and expenses	209	257		466
Production and severance taxes	58	4		62
Exploration expenses, including dry holes and lease impairment	47	72		119
General and administrative expenses	58	22		80
Depreciation, depletion and amortization	360	361		721

Total costs and expenses	1,146	695		1,841

Results of operations before income taxes	397	439		836
Provision (benefit) for income taxes	157	171		328

Net income	240	268		508
Less: Net income attributable to noncontrolling interests	-	-		-

Net income attributable to Hess Corporation	$240	$268	(a)	$508

(a)	The after-tax realized gains from crude oil hedging activities were $2 million in the first quarter of 2014.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Half 2014
	United States		International		Total

Sales and other operating revenues	$3,198		$2,304		$5,502
Gains on asset sales, net	62		714		776
Other, net	(14)		(20)		(34)

Total revenues and non-operating income	3,246		2,998		6,244

Costs and Expenses
Cost of products sold (excluding items shown separately below)	826		11		837
Operating costs and expenses	423		565		988
Production and severance taxes	125		15		140
Exploration expenses, including dry holes and lease impairment	255		324		579
General and administrative expenses	128		31		159
Depreciation, depletion and amortization	793		710		1,503

Total costs and expenses	2,550		1,656		4,206

Results of operations before income taxes	696		1,342		2,038
Provision (benefit) for income taxes	275		198		473

Net income	421		1,144		1,565
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$421	(a)	$1,144	(b)	$1,565

	First Half 2013
	United States		International		Total

Sales and other operating revenues	$3,208		$3,269		$6,477
Gains on asset sales, net	(17)		1,816		1,799
Other, net	(10)		(43)		(53)

Total revenues and non-operating income	3,181		5,042		8,223

Costs and Expenses
Cost of products sold (excluding items shown separately below)	948		69		1,017
Operating costs and expenses	391		704		1,095
Production and severance taxes	112		115		227
Exploration expenses, including dry holes and lease impairment	171		248		419
General and administrative expenses	88		84		172
Depreciation, depletion and amortization	700		585		1,285

Total costs and expenses	2,410		1,805		4,215

Results of operations before income taxes	771		3,237		4,008
Provision (benefit) for income taxes	316		697		1,013

Net income	455		2,540		2,995
Less: Net income attributable to noncontrolling interests	-		176		176

Net income attributable to Hess Corporation	$455	(a)	$2,364	(b)	$2,819

(a)	The results of crude oil hedging activities were after-tax realized losses of $2 million in the first six months of 2014, and gains of $9 million in the first six months of 2013.

(b)	The results of crude oil hedging activities were after-tax realized gains of $0.3 million in the first six months of 2014, and gains of $13 million in the first six months of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2014	2013	2014
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	64	52	58
Other Onshore	9	11	9
Total Onshore	73	63	67
Offshore	54	48	51
Total United States	127	111	118

Europe	36	33	39
Africa	51	73	48
Asia	2	9	5
Total	216	226	210

Natural gas liquids - barrels
United States
Bakken	8	6	2
Other Onshore	5	4	2
Total Onshore	13	10	4
Offshore	7	6	7
Total United States	20	16	11

Europe	1	1	2
Asia	-	1	-
Total	21	18	13

Natural gas - mcf
United States
Bakken	48	39	15
Other Onshore	50	27	26
Total Onshore	98	66	41
Offshore	83	75	78
Total United States	181	141	119

Europe	35	15	37
Asia and other	275	427	415
Total	491	583	571

Barrels of oil equivalent	319	341	318

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First Half
	2014	2013
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	61	52
Other Onshore	9	12
Total Onshore	70	64
Offshore	53	48
Total United States	123	112

Europe	37	49
Africa	49	75
Asia	4	13
Total	213	249

Natural gas liquids - barrels
United States
Bakken	5	6
Other Onshore	4	4
Total Onshore	9	10
Offshore	7	7
Total United States	16	17

Europe	1	-
Asia	-	1
Total	17	18

Natural gas - mcf
United States
Bakken	31	37
Other Onshore	38	27
Total Onshore	69	64
Offshore	81	73
Total United States	150	137

Europe	36	14
Asia and other	345	437
Total	531	588

Barrels of oil equivalent	319	365

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2014	2013	2014

Sales Volumes Per Day (in thousands)
Crude oil - barrels	222	233	197
Natural gas liquids - barrels	21	18	12
Natural gas - mcf	491	582	571
Barrels of oil equivalent	325	347	305

Sales Volumes (in thousands)
Crude oil - barrels	20,193	21,180	17,750
Natural gas liquids - barrels	1,942	1,593	1,122
Natural gas - mcf	44,662	52,969	51,357
Barrels of oil equivalent	29,578	31,601	27,432

		First Half
		2014	2013

Sales Volumes Per Day (in thousands)
Crude oil - barrels		210	254
Natural gas liquids - barrels		17	18
Natural gas - mcf		530	589
Barrels of oil equivalent		315	370

Sales Volumes (in thousands)
Crude oil - barrels		37,943	45,947
Natural gas liquids - barrels		3,064	3,240
Natural gas - mcf		96,019	106,631
Barrels of oil equivalent		57,010	66,959

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2014	2013	2014
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$92.44	$89.97	$88.04
Offshore	100.42	106.71	99.34
Total United States	95.82	97.20	92.94

Europe	111.03	77.14	109.17
Africa	108.83	106.15	108.40
Asia	106.33	105.27	102.29
Worldwide	101.70	97.89	99.17

Crude oil - per barrel (excluding hedging)
United States
Onshore	$92.44	$88.91	$88.04
Offshore	101.09	103.43	99.34
Total United States	96.10	95.18	92.94

Europe	111.39	75.22	108.74
Africa	109.10	102.78	107.92
Asia	106.33	105.27	102.29
Worldwide	101.99	95.45	99.00

Natural gas liquids - per barrel
United States
Onshore	$36.99	$38.84	$53.46
Offshore	32.21	27.81	34.07
Total United States	35.39	34.57	41.54

Europe	55.77	53.16	63.83
Asia	-	66.90	-
Worldwide	36.59	36.28	44.28

Natural gas - per mcf
United States
Onshore	$4.36	$3.19	$6.10
Offshore	4.01	3.17	4.37
Total United States	4.22	3.18	4.96

Europe	10.51	9.99	11.48
Asia and other	7.24	7.39	7.23
Worldwide	6.35	6.44	7.03

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First Half
	2014	2013
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$90.35	$89.71
Offshore	99.89	107.11
Total United States	94.44	97.12

Europe	110.10	68.37
Africa	108.65	107.94
Asia	104.66	109.30
Worldwide	100.52	96.08

Crude oil - per barrel (excluding hedging)
United States
Onshore	$90.35	$89.37
Offshore	100.24	106.03
Total United States	94.58	96.46

Europe	110.06	67.80
Africa	108.62	106.88
Asia	104.66	109.30
Worldwide	100.59	95.34

Natural gas liquids - per barrel
United States
Onshore	$40.91	$41.21
Offshore	33.14	27.80
Total United States	37.54	35.97

Europe	60.16	52.58
Asia	-	72.68
Worldwide	39.41	37.49

Natural gas - per mcf
United States
Onshore	$4.87	$3.03
Offshore	4.18	2.86
Total United States	4.52	2.94

Europe	11.01	9.08
Asia and other	7.23	7.57
Worldwide	6.72	6.53